Exhibit 10.1

Listed Derivatives

Account Documents

for Futures and

Options on Futures

* Please see Booklet 2 of 2, Risk Disclosure Statements, delivered herewith

Global Clearing Across Markets

    Listed Derivatives Group

Table of Contents

Account Application	1

Authorization to Transfer Funds	3

Acknowledgment of Subordination Agreement	3

Discretionary Trading Authorization	4

Representations of Advisor	4

Futures Customer Agreement	5

Risk Disclosure Acknowledgements	13

Customer Agreement Acknowledgement	13

General Resolutions (Corporate Entity)	15

General Certifications Limited Liability Company	17

General Certifications Limited Partnership	19

Employee Benefit Plan Authorization	21

Instructions

Booklet 1 (Futures Account Documents) contains documents which you are required to complete, sign and return to CREDIT SUISSE SECURITIES (USA) LLC (“CSSU”) before an account can be opened in your name.

Booklet 2 (Risk Disclosure Statements) delivered herewith contains a number of important disclosures which you must read and understand prior to opening an account with CSSU. Retain Booklet 2 for your records.

Global Clearing Across Markets

Listed Derivatives Group

Futures Account Application

Please complete all of the following information

(attach additional pages if necessary)

I. Mailing Address for All Notices and Statements

Name of Account: Jefferies S&P 500 VIX Short-Term Futures

ETF

Mailing Address:

Telephone:	( )

Facsimile:	( )

Electronic Mail Address:

Principal Business of Customer:

Organized under the laws of:

Soc. Sec./Tax I.D. No.:

Mailing Address for Duplicate Statements:

II. Bank Reference/Financial Statement

Bank Name:

Bank Address:

Account Number:

If an Individual Account, please provide:

Annual Income $             Net Worth

III. Customer Designation (check one)

☐ Mutual Fund	☐ Corporate	☐ Partnership

☐ Omnibus	☐ Commodity	☐ Bank/Financial
☐ Hedge Fund	Pool	Institution

☐ Trust	☐ ERISA Plan	☐ Insurance Company

☐ Individual	☐ LLC

☐ Other

IV. Individual Account

If Customer is an Individual, please provide Age      and Number of Years’ Experience Investing in:

Futures                      Options on Futures

Securities

Is Customer employed by an exchange, NASD or NFA member firm ☐ Yes ☐ No

Is Customer a director, 10% shareholder or policy making officer of any publicly traded company? ☐ Yes ☐ No, If Yes, please specify the name of the company

V. Account Designation (check one)

☐	Speculative. All Orders placed by Customer for the Account will represent speculative transactions.

☐	Hedge. Except with prior notice to the contrary by Customer to CSSU, all orders placed by Customer for the Account will represent bona fide hedging transactions as defined in Commodity Futures Trading Commission (“CFTC”) Regulation §1.3(z). Should Customer place orders for the purchase or sale of futures or options on futures which are not hedge transactions, then Customer must notify CSSU in writing, and Customer must keep such contracts margined in accordance with the requirements of the market on which the orders are placed or as required by CSSU. If orders placed for the Account represent hedging transactions, please complete Section 8(k)(ii) of the Futures Customer Agreement.

VI. Discretionary Trading Information

Are you giving discretionary authority over your account to a trading advisor? ☐ Yes ☐ No

Name of Advisor:

If yes, you must complete the Discretionary Trading Authorization and Discretionary Account Waiver, and the Advisor must sign the Representations of Advisor, found on page 4 of this booklet.

Global Clearing Across Markets 1

Futures Account Application

Please complete all of the following information

(attach continuation pages if necessary)

VIII. Other Reporting Information

List any other futures accounts at CSSU traded by the individuals listed in Section VII above:

List any other persons or entities having a financial interest of 10% or more in this Account:

List any other futures accounts at CSSU in which Customer or its controlling persons or beneficial owners holds a financial interest of 10% or more:

IX. Monthly Statements and Confirmation Statements

Customer understands that it may elect to receive copies of its daily confirmations of trades (which include daily purchase-and-sales) (‘Confirmations”) by facsimile transmission, or electronic mail, rather than via hard copy mailing. Unless Customer explicitly requests that it receive Confirmations via hard copy mailing by checking the box below, Customer hereby requests that it receive its Confirmations by fax transmission at the fax number listed above or by electronic mail at the electronic mail address listed above and that CSSU no longer mail such statements in hard copy form to Customer. Customer further understands that this request is revocable in writing.

☐ Customer requests that CSSU furnish Customer with its Confirmations in hard copy via mail

Customer acknowledges that CSSU will continue to furnish Customer with its monthly account statements in hard copy via mail.

X. Customer Representations

Customer has reviewed the registration requirements of the Commodity Exchange Act, as amended (the “Act”), and the membership requirements of the National Futures Association (“NFA”) relating to commodity pool operators and commodity trading advisors, and Customer: (Please check one)

☐	does not engage in activities requiring registration under the Act;

☐	is appropriately registered with CFTC and is a member of the NFA; or

☐	is exempt from CFTC registration requirements and NFA membership requirements and has filed all notices of eligibility and other documents necessary in connection therewith.

CUSTOMER AGREES TO NOTIFY CSSU IMMEDIATELY (AND NO LATER THAN WITHIN ONE BUSINESS DAY) IN THE EVENT ANY MATERIAL INFORMATION CONTAINED IN THIS APPLICATION CHANGES.

Jefferies S&P 500 VIX Short-Term Futures ETF

(Name of Customer – Please Print)

(Signature)                                                                          (Date)

(Name & Title – Please Print)

AUTHORIZATION TO TRANSFER FUNDS

The undersigned Customer hereby expressly agrees that CREDIT SUISSE SECURITIES (USA) LLC (“CSSU”) may, until it receives a written notice of revocation with respect thereto, in compliance with all applicable laws, in its commercially reasonable and good faith discretion and without prior notice to Customer, transfer any funds, securities, commodities, Contracts or other property from any account maintained by Customer to any other account of Customer maintained with CSSU or any of its affiliates. Such transfers may include transfers to or from any securities account of Customer from or to any futures account of Customer (unless prohibited by Applicable Law). CSSU will promptly confirm in writing each transfer of funds, securities, commodities, Contracts or other property to or from the Customer’s futures account.

Jefferies S&P 500 VIX Short-Term Futures ETF

(Name of Customer – Please Print)

(Signature)                                                                          (Date)

(Name & Title – Please Print)

**PLEASE COMPLETE ONLY IF YOU HAVE ENGAGED**

A THIRD-PARTY ADVISOR TO DIRECT YOUR ACCOUNT

DISCRETIONARY TRADING AUTHORIZATION

Gentlemen:

The undersigned Customer hereby authorizes                                                                           (the “Advisor”) as its agent and attorney-in-fact to purchase, sell (including short sales) and trade in, futures, options on futures (including security futures products), commodities, commodity option contracts and foreign exchange transactions, on margin or otherwise, in accordance with your terms and conditions for the Customer’s account and risk and in the Customer’s name or number on your books. Without limiting the foregoing, you are hereby authorized, upon the instruction of the Advisor, to transfer money, securities or other property to or from the Customer’s accounts and to make or receive delivery of the commodities or securities underlying the futures contracts traded by the Advisor on behalf of the undersigned. The Customer hereby confirms it has received a copy of Advisor’s disclosure document. The Customer hereby agrees to indemnify and hold you harmless from and to pay you promptly on demand any and all losses, damages, costs, injuries and expenses arising out of or relation to the Advisor’s trading activities, or debit balance due thereon., except to the extent caused by or arising from the negligence, misconduct or bad faith of Credit Suisse Securities (USA) LLC or its employees, affiliates or agents.

This authorization and indemnity is in addition to (and in no way limits or restricts) any rights which you may have under the CREDIT SUISSE SECURITIES (USA) LLC Futures Customer Agreement executed by the Customer and any other agreement or agreements between you and the Customer.

The Customer may terminate this authorization at any time as of the actual receipt by you of written notice of termination. Termination of this authorization shall not affect any liability in any way resulting from transactions initiated prior to such termination. This authorization and indemnity shall inure to your benefit and that of your successors and assigns.

Jefferies S&P 500 VIX Short-Term Futures ETF

(Name of Customer – Please Print)

(Signature)                                                                          (Date)

(Name & Title – Please Print)

REPRESENTATIONS OF ADVISOR

The undersigned Advisor acknowledges that it has been designated as Customer’s agent and attorney in fact pursuant to the Discretionary Trading Authorization contained above. In this regard, the Advisor hereby represents and warrants to CREDIT SUISSE SECURITIES (USA) LLC (“CSSU”) that: (a) the Advisor has reviewed the registration requirements of the Commodity Exchange Act, as amended, and the National Futures Association relating to commodity pool operators and commodity trading advisors and is either appropriately registered with the CFTC and a member of the NFA or exempt from CFTC registration and NFA membership requirements and has filed all notices of eligibility and other documents necessary in connection therewith.

(Name of Advisor – Please Print)

(Signature)                                                                          (Date)

(Name & Title – Please Print)

Futures Customer Agreement

This Futures Customer Agreement (“Agreement”) between CREDIT SUISSE SECURITIES (USA) LLC (“CSSU”) and the customer named below (“Customer”) shall govern the purchase and sale by CSSU of futures contracts and options thereon, including security futures products, commodities and commodity options and foreign exchange transactions (collectively, “Contracts”) for the account and risk of Customer through one or more accounts carried by CSSU on behalf and in the name of Customer (collectively, the “Account”).

1.	Applicable Law.

The Account and all transactions and agreements in respect of the Account shall be subject to all applicable governmental, exchange, clearing house, and self-regulatory agency rules, regulations, and interpretations and custom and usage of the trade. All such rules, regulations, interpretations, custom and usage are hereinafter collectively referred to as “Applicable Law.” Provisions contained in and remedies provided by this Agreement which are additional to or more expansive than any provisions contained in or remedies provided by any other agreement with Customer (including, without limitation, provisions or remedies that cover the same subject matter) shall not be deemed to be in conflict with each other, and all such provisions and remedies shall be applicable and available. Neither CSSU nor any of its officers, directors, employees or agents shall be liable as a result of any act taken or failed to be taken by CSSU or its agents, reasonably and in good faith, to comply with Applicable Law.

2.	Customer’s Representations and Warranties.

(a) Customer represents, warrants and covenants that (i) Customer has full right, power and authority to enter into this Agreement and transactions in Contracts, and the person executing this Agreement on behalf of Customer is authorized to do so; (ii this Agreement and such Contracts are binding on Customer and enforceable against Customer in accordance with their terms; (iii) Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through CSSU; (iv) Customer has determined that trading in futures contracts is appropriate for Customer, and transactions entered into pursuant to this Agreement will not violate Applicable Law (or any other law or regulation) to which Customer is subject or any agreement to which Customer is subject or a party; (v) all information provided by Customer in or in connection with the Account Application preceding this Agreement (which Application and information is hereby incorporated into this Agreement) is true and correct and Customer shall promptly (and in no event later than within one business day) notify CSSU of any material change in such information; (vi) Customer understands that, except as otherwise specifically agreed, CSSU acts as agent, and not as principal, in the execution of futures contracts; (vii) except as disclosed in writing to CSSU, Customer is acting solely as principal and not as agent for any other party and no other person has any interest in Customer’s Account; (viii) Customer is in compliance with all laws and regulations applicable to the transactions contemplated by this Agreement including, to the extent such laws and regulations are applicable to it, all laws and regulations applicable to pension plans, investment companies, commodity pools or other forms of collective investment vehicles; (ix) at all times during the existence of an Account, such Account shall not contain (A) plan assets subject to the provisions of Title I, Subtitle B, Part 4 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (B) assets of a governmental plan or other plan subject to restrictions similar or analogous to those contained in the foregoing provisions of ERISA or the Code or (C) assets subject to restrictions that would otherwise be violated by the transactions and investments conducted by Customer in such Account; and (b) unless Customer otherwise informs CSSU in writing, Customer is not an affiliate (as defined in Rule 144(a)(1) of the Securities Act of 1933) of the issuer of any security held in the Account(s) or the securities that are the subject of any transaction.(c) Customer shall provide 45 days prior written notice to CSSU if any of the representations and warranties contained in Section 2 (a)(ix) hereof becomes incorrect at any time. Customer agrees that it shall cease executing contracts of any kind in the Account(s) in the event Customer’s assets include assets described in Paragraph 2(a)(ix) hereof; and (x) Customer is an “eligible contract participant” as such term is defined in Section 1(a)(12) of the Commodities Exchange Act, as amended.

3.	Payment Obligations of Customer.

Customer shall promptly pay CSSU upon demand (a) all brokerage charges, give-up fees, commissions and service fees as CSSU may from time to time charge; (b) all contract market, clearing house, NFA or clearing member fees or charges or any other regulatory fees and service charges incurred with respect to each transaction; (c) any tax imposed on such transactions by any competent taxing authority; (d) the amount of any trading losses in the Account; (e) any debit balance or deficiency in the Account; (f) any advances made by CSSU to or for the benefit of Customer; (g) any obligation of Customer to CSSU incurred in respect of a trade executed in connection herewith; (h) interest on any debit balances or deficiencies in the Account, at the overnight rate customarily charged by CSSU, together with costs and reasonable attorneys’ fees incurred in collecting any such debit balance or deficiency; and (i) any other amounts owed by Customer to CSSU with respect to the Account or any transactions therein.

4.	Events of Default; CSSU’s Remedies.

(a)	Events of Default. As used herein, each of the following shall be deemed an “Event of Default”; (i) the commencement of a case under any Federal or state bankruptcy, insolvency or reorganization law or other law for the protection of creditors, or the filing of a petition for the appointment of a receiver, liquidator, trustee, conservator, custodian, or similar officer by or against Customer, in each of the aforementioned proceedings that is not vacated or dismissed within 30 days, an assignment made by Customer for the benefit of creditors, an admission in writing by Customer that it is insolvent or is unable to pay its debts when they mature, or the suspension by Customer of its usual business or any material portion thereof in relation to the foregoing; (ii) the issuance of any warrant or order of attachment against the Account or the levy of a judgment against the Account; (iii) any representation or warranty made by Customer was incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; (iv) if Customer states that it will not perform any obligation to CSSU under this Agreement or in connection with any Contracts executed by CSSU on Customer’s behalf; (v) if CSSU believes, in its commercially reasonable judgment exercised in good faith, that it may be unable to apply without delay property (excluding cash and treasury bills) that it is holding or expects to receive from Customer against any obligations to CSSU under this Agreement or in connection with any Contracts executed by CSSU on Customer’s behalf; (vi) if Customer fails upon demand by CSSU to satisfy any debit balance in its account that remains outstanding for one business day or more; (vii) if Customer is an individual, Customer dies or is judicially declared incompetent; (viii) if Customer is an employee benefit plan, the termination of Customer or the filing by Customer of a notice of intent to terminate with a governmental agency or body, or the receipt of a notice of intent to terminate Customer from a governmental agency or body, or the inability of Customer to pay benefits under the relevant employee benefit plan when due; (ix) the failure by Customer to deposit or maintain Margin as required by CSSU with or without a prior demand for such Margin by CSSU, to pay required premiums, or to make payments upon demand as required by Section 3 hereof; (x) the failure by Customer to perform, in any material respect, its obligations hereunder (it being understood that any failure to comply with applicable regulatory or self-regulatory organization requirements will be deemed material

(b)

Remedies. Upon the occurrence of an Event of Default, or in the event Customer fails to honor a Margin request within one business day, or as commercially reasonable shorter period of time as CSSU shall advise Client, of the request being made, or in the event CSSU, in its commercially reasonable discretion, considers it necessary for its protection, upon notice to Customer, CSSU shall have the right, in addition to any other remedy available to CSSU at law or in equity, and in addition to any other action CSSU may deem appropriate under the circumstances, to cancel any orders or liquidate at any time deemed appropriate by CSSU any or all open

Contracts held in or for the Account, sell any or all of the securities or other property of Customer held by CSSU whether or not the ownership interest shall be solely Customer’s or held jointly with others and to apply the proceeds thereof to any amounts owed by Customer to CSSU, borrow or buy any options, securities, Contracts or other property for the Account and immediately cancel any unfilled order for the purchase or sale of Contracts for the Account, or take such other or further actions as CSSU, in its reasonable discretion, deems necessary or appropriate for its protection, all without demand for Margin and without notice or advertisement. Any such action may be made at the discretion of CSSU. All purchases or sales pursuant to this Section 4 may be effected in public or private transactions in whatever manner and with whichever party CSSU deems appropriate and at such price(s) as CSSU may deem satisfactory. In the event CSSU’s position would not be jeopardized thereby, CSSU will make reasonable efforts under the circumstances to notify Customer prior to taking any such action, except that Customer agrees that CSSU shall have the right to take any and all action pursuant to this Section 4 without any notice of default, demand for Margin, notice to Customer of sale or purchase, or other notice or advertisement. A prior demand or margin call of any kind from CSSU or prior notice from CSSU or the failure to previously enforce any provision of this Agreement shall not be considered a waiver of CSSU’s right to take any action as described herein without notice or demand. Nothwithstanding the foregoing, CSSU, upon Customer’s request shall provide a confirmation of all actions tacken pursuant to this section 4(b) unless otherwise prohibited from doing so.

5.	Indemnification

Customer hereby releases and shall indemnify and hold harmless CSSU, their officers, directors, employees, agents and affiliated persons for any loss, claim, damage or expense (including reasonable attorneys’ fees and expenses, reasonable accountants’ fees and expenses, fines and penalties) incurred by CSSU and such persons arising out of or in connection with this Agreement or any Contracts contemplated hereunder or pursuant to authorized instructions received by CSSU from Customer or its agent, and to fully reimburse CSSU and such persons for any reasonable legal or other fees and expenses, including the cost of any investigation and preparation, incurred by them in connection with any claim, action, proceeding or activities of the CS Entities and such persons in connection with this Agreement or Contracts contemplated hereunder, except to the extent caused by or arising from CSSU’s or such person’s negligence, misconduct or bad faith.

6.	Limitation of Liability.

CSSU shall have no responsibility or liability to Customer hereunder (i) in connection with the performance or non-performance by any exchange or market, clearing house, clearing firm or other third party except if selected by CSSU without reasonable care (including floor brokers and banks) to CSSU of its obligations in respect of any Contract or other property of the Customer, in particular CSSU shall not be liable to Customer if any such third party makes an error in filling orders or fails to fill an order for Customer; (ii) as a result of any prediction, recommendation or advice made or given by a representative of CSSU whether or not made or given at the request of Customer; (iii) as a result of CSSU’s reliance on any instruction, notice or communication that it believes to be that of an individual authorized to act on behalf of Customer; (iv) as a result of any delay in the performance or non-performance of any of CSSU’s obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond the control of CSSU including, but not limited to, the unscheduled closure of an exchange or market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities, other systems, or any other electronic trading systems, facilities or services), it being understood that CSSU shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (v) as a result of any action taken by CSSU or its floor brokers to comply with Applicable Law; (vi) as a result of any actions taken by CSSU in connection with the exercise of the available remedies pursuant to Section 4; or (vii) for any acts or omissions of those neither employed nor supervised by CSSU or its affiliates, except if selected by CSSU without reasonable care. CSSU shall not be responsible for any loss, liability, damage or expense except to the extent that such loss, liability, damage or expense arises from its negligence or misconduct. In no event will CSSU or Customer be liable to the other for consequential, incidental or special damages.

7.	General Agreements.

The	parties agree that:

(a)	CSSU’s Responsibility. CSSU is not acting as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account opened by Customer. CSSU shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers for Customer’s compliance with any law or regulations governing or affecting Customer’s trading hereunder.

(b)	Advice. All advice or market information communicated by CSSU with respect to any Account opened by Customer hereunder is incidental to the conduct of CSSU’s business as a futures commission merchant and such advice or information does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any Contract and will not serve as the primary basis for any decision by or on behalf of Customer. CSSU shall have no discretionary authority, power or control over any decisions made by or on behalf of Customer in respect of the Account, regardless of whether Customer relies on the advice of CSSU in making any such decision. Customer acknowledges that CSSU and its managing directors, officers, employees and affiliates may take or hold positions in, or advise other customers concerning, contracts that are the subject of advice from CSSU to Customer. The positions and advice of CSSU and its managing directors, officers, employees and affiliates may be inconsistent with or contrary to positions of, and the advice given by, CSSU to Customer.

(c)	Clearing Broker. CSSU is responsible solely for the execution, clearing and/or carrying of Contracts in each Account in accordance with the terms of this Agreement. Customer and Customer’s advisor (“Advisor”), if any, are solely responsible for all investment and trading decisions for the Account. Notwithstanding the foregoing, CSSU shall not be required to execute any order or to comply with any direction of Customer, if, in CSSU’s reasonable discretion, the state of Customer’s Account does not justify such execution or compliance. CSSU shall notify Customer immediately of its refusal to execute any such order or comply with any such direction. All transactions for or on Customer’s behalf in any account maintained for Customer shall be deemed to be included in a single Account, whether or not such transactions appear on CSSU’s records in separate accounts, either severally or jointly with others.

(d)	Customer Trades. CSSU, for and on behalf of Customer, is authorized in its commercially reasonable good faith discretion to select floor brokers and, on exchanges where CSSU is not a clearing member, unaffiliated clearing brokers, which will act as brokers and agents in connection with transaction in Contracts for the Accounts. Absent a separate written agreement with Customer with respect to “give-up” transactions, CSSU may, in its commercially reasonable good faith discretion, but shall not be obligated to, accept from other brokers Contracts executed by such brokers which are to be given up to CSSU for clearance or carrying in any Account.

(e)

Foreign Markets. If Customer has been approved by CSSU for the transmission of orders directly to affiliates of CSSU located outside the United States, for execution and clearance on non-U.S. exchanges, Customer acknowledges and agrees that (i) it will transmit orders directly to such affiliates identified by CSSU only in accordance with any conditions or instructions furnished by CSSU and solely for Customer’s own Accounts, (ii) any orders transmitted by Customer to an affiliate of CSSU will be executed and cleared through omnibus accounts maintained by the appropriate affiliate in the name of CSSU and not for an account of Customer with the affiliate, and (iii) notwithstanding its transmission of orders to an affiliate, Customer will continue to be a customer of CSSU and will not be a customer of the affiliate.

(f)	Reliance on Instructions. CSSU shall be entitled to rely on any instruction, notice or communication that it reasonably believes to have originated from Customer or Customer’s duly authorized agent (including Customer’s Advisor, if any) and Customer shall be bound thereby. Customer hereby waives any defense that any such instruction, notice or communication was not in writing as may be required by the Statute of Frauds or any other law, rule or regulation.

(g)	Recording. CSSU and Customer each agree that either party may record, on tape or otherwise, any telephone conversation between CSSU and Customer and its officers, agents and employees.

(h)	Acceptance of Orders; Position Limits.

(i)	CSSU shall have the right, whenever in its commercially reasonable good faith discretion it deems such action necessary or desirable, to limit the size of open positions (net or gross) of Customer with respect to the Account at any time and to refuse acceptance of orders to establish new positions, whether such refusal, reduction or limitation is required by, or based on position limits imposed under, Applicable Law. CSSU shall immediately notify Customer of its rejection of any order. Unless specified by Customer, CSSU may in a good faith commercially reasonable manner designate the exchange or other markets on which it will attempt to execute orders, and

(ii)	Customer shall comply with all position limit rules and shall file or cause to be filed all applications or reports required under Applicable Law with the CFTC or the relevant exchange or market or clearing house, and shall promptly provide CSSU with a copy of such applications or reports and such other information as CSSU may reasonably request in connection therewith.

(i)	Original and Variation Margin; Premiums; Other Contract Obligations. Customer shall make, or cause to be made, all applicable original margin, variation margin, intra-day margin, additional margin and premium payments (“Margin”), and perform all other obligations attendant to transactions or positions in Contracts, as may be required by Applicable Law or by CSSU in its commercially reasonable good faith discretion. Customer acknowledges that CSSU has no obligation to establish uniform margin requirements. Requests for Margin deposits and/or premium payments may, at CSSU’s election, be communicated to Customer orally, telephonically, or in writing. Customer Margin deposits and/or premium payments shall be made by wire transfer to CSSU’s customer segregated account and shall be in U.S. dollars unless CSSU specifically agrees otherwise.

(j)	Security Interest and Rights Respecting Collateral. Except to the extent proscribed by Applicable Law not subject to waiver, all Contracts, cash, securities, and/or any other property of Customer (either individually or jointly held with others) whatsoever (collectively, with all proceeds thereof, the “Collateral”) at any time held by CSSU or its affiliates pursuant to this Agreement, or carried by others for the Account, hereby are pledged to CSSU and shall be subject to a general lien and security interest in CSSU’s favor to secure any indebtedness or other amounts, obligations and/or liabilities at any time owing from Customer to CSSU (collectively, the “Customer’s Liabilities”). Customer hereby grants CSSU the right, to the extent exercised in good faith, to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral, including utilizing the Collateral to purchase United States Government Treasury obligations pursuant to repurchase agreements or reverse repurchase agreements with any party, in each case without notice to Customer, and without any obligation to pay or to account to Customer for any interest, income or benefit that may be derived therefrom. CSSU shall be under no obligation to deliver the same property deposited with CSSU or received by CSSU for the account of Customer, but may deliver other property of like or equivalent kind or amount.

(k)	Reports and Objections. All oral and written reports relating to the Account (which, if oral, (i) will be limited to reports generally delivered orally in the industry and for which written reports are not required pursuant to law, rule or regulation, (ii) will be delivered by CSSU to Customer’s representative that CSSU has a reasonable basis for believing is authorized to receive such report and which will, and (iii) will be delivered in a conversation to Customer’s representative and not by voicemail or phone message), including but not limited to confirmations, purchase and sale notices, correction notices and account statements (collectively, “Statements”) shall be submitted to Customer and shall be conclusive and binding on Customer unless Customer notifies CSSU of any objection thereto (i) in the case of any oral communication, at the time such report is given to Customer or its representative, and (ii) prior to the opening of trading on the exchange or market on which such transaction occurred on the business day following the day on which Customer receives such Statement; provided, that with respect to monthly Statements, Customer may notify CSSU of any objection thereto within ten business days after receipt, absent manifest error. Any such notice of objection, if given orally to CSSU, shall within three business days be confirmed in writing by Customer.

(l)	Delivery and Option Exercise Instructions and Procedures.

(i)	CSSU shall liquidate any Contract for which an offsetting order is entered by Customer, unless Customer instructs CSSU not to liquidate such Contract and to maintain the offsetting Contracts as open positions, provided, that CSSU shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide CSSU with any representations, documentation or information reasonably requested by CSSU or if, in CSSU’s reasonable judgment, failure to offset such Contracts against each other would result in a violation of Applicable Laws.

(ii)	Unless Customer shall have delivered to CSSU sufficient funds and/or the necessary documents to make or take delivery, Customer shall, with respect to open positions in futures contracts, give CSSU liquidating instructions at least [five] business days prior to the first notice day, in the case of long positions, and at least 5 business days prior to the last trading day, in the case of short positions.

(iii)	With respect to long option positions, Customer shall give CSSU instructions to exercise, and shall deposit sufficient funds and/or the necessary documents for such exercise, on the day Customer intends to exercise; provided, however, that, with respect to options on futures contracts, such instructions must be given prior to the close of the market in the underlying futures contract and in no event less than one business day before the last trading day in any option.

(iv)	Customer acknowledges that certain option contracts sold by Customer are subject to exercise at any time and that rules of the relevant exchange or clearinghouse may provide for the automatic exercise of options that are in-the-money at the time of expiration. Exercise notices received by CSSU from the applicable exchange or clearinghouse with respect to any option contract sold by CSSU’s customers will be allocated among such customers (including Customer) pursuant to a nonpreferential allocation procedure and Customer shall be bound by any allocation made to it pursuant to such procedure. Such notices may be allocated to Customer after the close of trading on the day on which such notices have been allocated to CSSU by the applicable exchange or clearinghouse. CSSU shall use reasonable efforts to contact Customer promptly upon its allocation of an exercise notice to Customer.

(v)	Subject to the foregoing, CSSU shall have no responsibility for any action that it takes or fails to take with respect to any option contract (including, without limitation, any responsibility to exercise any option contract purchased by Customer unless and until CSSU receives acceptable and timely instructions from Customer indicating the action to be taken.) If Customer does not either give instructions or deliver the required funds and/or documents to CSSU as required herein, CSSU may, after using reasonable efforts to provide notice to Customer, either exercise, abandon or liquidate Customer’s positions or take or make delivery on behalf of Customer in any commercially reasonable manner.

(m)	Financial and Other Information. Customer shall provide to CSSU such financial information regarding Customer as CSSU may from time to time reasonably request to determine Customer’s financial condition and Customer’s ability to perform its obligations under this Agreement or in connection with any Contracts executed by CSSU on Customer’s behalf. Customer shall notify CSSU promptly if the financial condition of Customer changes materially and adversely from that shown in the most recent financial information theretofore provided to CSSU. Customer authorizes CSSU to contact such banks, financial institutions and credit agencies as CSSU shall in good faith deem reasonably appropriate from time to time to verify information regarding Customer that may be provided by Customer from time to time. Customer further authorizes CSSU to conduct, or cause to be conducted, an investigation into Customer’s background, including but not limited to, credit, regulatory and legal matters, and authorizes CSSU to retain a consumer reporting agency for such purpose.

(n)	Currency Exchange Risk. In the event that Customer directs CSSU to enter into any Contract or transaction in a foreign currency or CSSU permits Customer to deposit foreign currency in satisfaction of any of Customer’s margin, settlement or premium obligations in respect of any Contract, any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency will be entirely for the account and risk of Customer. Absent specific written instruction from Customer, CSSU shall, when such Contract or transaction is terminated, credit the account of Customer in such foreign currency or in U.S. dollars at a rate of exchange based upon then prevailing money markets rates of exchange for such foreign currency.

(o)	Transactions on SGX-DT. If Customer intends to engage in transactions on the Singapore Exchange Derivatives Trading, Limited (“SGX-DT”) through CSSU, then Customer agrees that, with respect to transactions on SIMEX, notwithstanding anything to the contrary herein, (a) the phrase “(as defined in the Companies Act, Cap 50)” shall be added after the word “subsidiary” wherever the latter shall appear in this Agreement, and (b) the phrase “(excluding Saturdays)” shall be added after the phrase “business days” wherever the latter shall appear in this Agreement.

(p)	Cross Trade Consent. The undersigned Customer hereby agrees that CSSU, its managing directors, officers, employees, affiliates, agents and, floor brokers, where acting on CSSU’s behalf, in any transaction for the undersigned Account may take the other side of the transaction, subject to the transaction being executed in accordance with the regulations of the applicable exchange and regulations of the CFTC.

8.	Termination.

This Agreement may be terminated at any time by Customer or CSSU by written notice to the other; provided, however, that CSSU shall provide Customer with at least 15 days prior written notice of its intention to terminate this Agreement. Termination shall not affect any transaction entered into prior to receipt of such notice and shall not relieve either party of any obligations in connection with any debt or credit balance or other liability or obligation incurred prior to such receipt. In the event of such notice, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another futures commission merchant within five (5) business days after delivery of such notice to Customer. Upon satisfaction by Customer of all of Customer’s liabilities, CSSU shall transfer to another futures commission merchant all Contracts, if any, then held for the Account, and shall transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate.

9.	Miscellaneous.

(a)	Severability. If any provision of this Agreement is, or at any time becomes, inconsistent with any present or future law, rule or regulation of any exchange or other market, sovereign government or regulatory body thereof, and if any of these authorities have jurisdiction over the subject matter of this Agreement, the inconsistent provision shall be deemed superseded or modified to conform with such law, rule or regulation but in all other respects, this Agreement shall continue and remain in full force and effect.

(b)	Successors and Assigns. This Agreement shall be binding upon the parties and their successors and permitted assigns. Neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that CSSU may assign its rights and obligations hereunder to any of its affiliates. Any such assignment in violation of this paragraph shall be void.

(c)	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is in writing and signed by Customer and a duly authorized officer of CSSU

(d)	Currency Denomination. Unless another currency is designated in the confirmations reporting transactions entered into by Customer, all Margin deposits in connection with such transactions, and a debit or credit in the Account, shall be stated in United States dollars.

(e)	Instructions, Notices or Communications. Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written. All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing. All written instructions, notices or other communications shall be addressed as follows:

(i)	if to CSSU:

CREDIT SUISSE SECURITIES (USA) LLC

Attention: Futures Department

One Madison Avenue

Second Floor

New York, New York 10010

(ii)	if to Customer: at the address as indicated on the Futures Account Application.

(f)	No Waiver. No failure on the part of CSSU to exercise, and no delay in exercising, any contractual right will operate as a waiver thereof, nor will any single or partial exercise by CSSU of any right preclude any other or future exercise thereof or the exercise of any other partial right.

(g)	Governing Law. THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW.

(h)	Consent to Jurisdiction. ANY LEGAL ACTION, SUIT OR PROCEEDING BETWEEN CSSU AND CUSTOMER RELATING TO THIS AGREEMENT OR TRANSACTIONS HEREUNDER SHALL TAKE PLACE IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY CONSENTS TO THE SERVICE OF PROCESS BY THE MAILING TO CUSTOMER OF COPIES OF SUCH COURT FILING BY CERTIFIED MAIL TO THE ADDRESS OF CUSTOMER AS IT APPEARS ON THE FUTURES ACCOUNT APPLICATION OR TO CSSU AT THE ADDRESS IN SECTION 9(e) ABOVE, SUCH SERVICE TO BE EFFECTIVE TEN DAYS AFTER MAILING. EACH PARTY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT MAY BE BROUGHT IN SUCH COURTS; AND WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY SUCH ACTION, SUIT OR PROCEEDING (I) THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS, (III) THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, OR (IV) THAT THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IS INCONVENIENT OR IMPROPER. FINAL JUDGMENT IN ANY ACTION, SUIT OR PROCEDDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF INDEBTEDNESS ARISING FROM SUCH JUDGMENT. EACH PARTY HEREBY WAIVES IRREVOCABLY ANY IMMUNITY TO WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY ACTION AT LAW, SUIT IN EQUITY OR ANY OTHER PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH.

(i)	Waiver of Jury Trial and Punitive Damages. Customer hereby waives a trial by jury in any action arising out of or relating to this Agreement or any transaction in connection therewith. Furthermore, no party to this Agreement will attempt to obtain an award of punitive damages against the other.

(k)	Customer Acknowledgments.

(i)	CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED AND UNDERSTANDS _THE FOLLOWING DISCLOSURE STATEMENTS PRESCRIBED BY THE CFTC AND FURNISHED HEREWITH

X    Risk Disclosure Statement (CFTC Rule 1.55) (delivered in Booklet 2)

(ii)	If Customer has indicated on the Futures Account Application that orders placed for the Account represent bona fide hedging transactions, please complete the following. CFTC Regulation 190.06 permits you to specify whether, in the unlikely event of CSSU’s bankruptcy, you prefer the bankruptcy trustee to liquidate or transfer to another futures commission merchant all positions in the Account. Accordingly, Customer hereby elects as follows: (check one)

☐	Liquidation

☐	Transfer to another futures commission merchant

If neither alternative is checked, Customer will be deemed to have elected to have all positions liquidated. This election may be changed at any time by written notice.

(iii)	Customer acknowledges that unless this is a hedge account, investment in futures and options on futures contracts is speculative, involves a high degree of risk and is suitable only for persons who can assume the risk of substantial losses. Customer also understands that because of the low margin normally required in commodity futures and on short positions in options on futures, price changes in futures contracts may result in significant losses, which losses may exceed the Margin deposit. Purchasers of options on futures may lose the entire amount of the premium paid.

(l)	Reasonable Performance. CSSU will perform its duties and exercise its discretion hereunder in a reasonable manner.

IN WITNESS WHEREOF, Customer has executed this Agreement on the date indicated below.

Jefferies S&P 500 VIX Short-Term Futures ETF

Customer

By:		Date:
(Authorized Officer/General Partner)

Name:		Title:
	(Print)		(Print)

Individual/Joint Account:

By:		By:
	(Individual)		Secondary Party (Joint Account)

Name:		Name:

Date:		Date: